[SCHRECK LETTERHEAD]




                                  July 7, 2006



Quest Resource Corporation
9520 N. May Avenue
Suite 300
Oklahoma City, Oklahoma 73120

Ladies and Gentlemen:

      We have acted as special Nevada counsel to Quest Resource Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company of an amended Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement, including the prospectus that is a part thereof, relates to the issuance and sale, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of the following securities of the Company, with an aggregate initial public offering price of up to $100,000,000, or the equivalent thereof: (i) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), including (a) the associated rights to purchase the Company's Series B Junior Participating Preferred Stock (the "Rights") and (b) the shares of Common Stock underlying the Warrants (as defined below) (the "Common Stock Warrant Shares"); (ii) shares of the Company's preferred stock, par value $0.001 per share, in one or more classes or series (the "Preferred Stock"), including shares of Preferred Stock underlying the Warrants (the "Preferred Stock Warrant Shares" and, together with the Common Stock Warrant Shares, the "Warrant Shares"); (iii) senior debt securities, subordinated debt securities and subsidiary guarantees of debt securities, in one or more series (collectively, the "Debt Securities"), which may be issued under certain indentures for senior debt securities and subordinated debt securities (collectively, the "Indentures"), the forms of which are included as exhibits to the Registration Statement, to be entered into by and between the Company and certain trustees that will be appointed prior to the issuance of the Debt Securities (the "Trustees"); and (iv) warrants to purchase Warrant Shares or Debt Securities (collectively, the "Warrants" and, together with the Common Stock, the Preferred Stock and the Debt Securities, the "Securities"), which may be issued under warrant agreements ("Warrant Agreements") to be entered into by and between the Company and certain warrant holders. The Rights are to be issued pursuant to the Rights Agreement, dated as of May 31, 2006 (the "Rights Agreement"), between the Company and UMB Bank, n.a.

      For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true

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copies,  of such records,  documents,  instruments and  certificates  as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

        (i) the Registration Statement, including the prospectus contained therein;

        (ii)    the   Indentures,   in  the  forms  filed  as  exhibits  to  the
                Registration Statement;

        (iii)   the Rights Agreement;

        (iv) the Articles of Incorporation and Bylaws of the Company, each as amended to date (collectively, the "Governing Documents");

        (v) such corporate records and proceedings, minutes, consents, actions and resolutions of the board of directors, committees of the board of directors and stockholders of the Company as we have deemed necessary as a basis for the opinions expressed below; and

        (vi) the Certificate of Existence with Status in Good Standing issued by the office of the Secretary of State of Nevada as of July 7, 2006, with respect to the good standing in Nevada of the Company.

      In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Securities, all as referenced in the Registration Statement. We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of this rendering this opinion.

      Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) the Indentures will be executed in substantially and materially the form filed as exhibits to the Registration Statement; (ii) the Indentures, any Warrant Agreements and any purchase, subscription or other agreements for the purchase of, subscription for or other acquisition of Securities, to be entered into by and between the Company and any purchasers or subscribers ("Purchase Agreements") will be duly authorized by the Company; (iii) the Indentures, any Warrant Agreements and any Purchase Agreements will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (iv) the obligations of each party

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set forth in the Indentures, any Warrant Agreements and any Purchase Agreements,
and in the Rights Agreement to the extent it is governed by New York law, will be such party's valid and binding obligations, enforceable in accordance with their respective terms; (v) the Debt Securities will be issued in accordance with the terms of the Indentures; (vi) each of the Warrants and the Warrant Shares, upon due exercise of the Warrants, will be issued in accordance with the terms of any Warrant Agreements; (vii) the Rights associated with the shares of Common Stock will be validly issued; (viii) no shares of Common Stock or Preferred Stock, nor any Warrant Shares, will be issued in violation or breach of, nor will such issuance result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory authority, body or agency; (ix) the
authorization,   issuance  and  sale  of  the  Securities,   including,  without
limitation, all corporate action required with respect thereto, will be in compliance with applicable laws and the Governing Documents as in effect on the date or dates of such corporate action, issuance or sale; (x) each natural person signing a document has or will have sufficient legal capacity to do so;
(xi) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (xii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

      We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws or regulations, including any federal securities laws or regulations, or any state securities or "blue sky" laws or regulations.

      Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

      1. When and to the extent (a) the board of directors of the Company or an authorized and duly formed committee thereof (collectively, the "Board of Directors") has taken all necessary corporate action to authorize and approve the issuance and sale of any shares of Common Stock, including, without limitation, shares of Common Stock issuable upon the due and proper exchange or conversion, as applicable, of any Debt Securities or shares of Preferred Stock

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that are exchangeable or convertible into Common Stock,  Rights  associated with shares of Common Stock issuable pursuant to the terms of the Rights Agreement, shares of Common Stock issuable pursuant to any Purchase Agreements, and Common Stock Warrant Shares issuable upon the due and proper exercise of Warrants pursuant to any Warrant Agreements that are exercisable for Common Stock (collectively, the "Offered Common Stock"), (b) those certain stock certificates of the Company representing the shares of Offered Common Stock have been manually signed by an authorized officer of the Company or authorized transfer agent and registrar for the Offered Common Stock, and have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the subscribers for or purchasers of such Offered Common Stock, and
(c) the Company has received payment in full, including, without limitation, by exchange or by payment of all conversion or exercise prices or pursuant to any deferred payment arrangements, of such consideration per share of Offered Common Stock as has been prescribed by any Purchase Agreement or Warrant Agreement or as otherwise fixed by the Board of Directors, such shares of Offered Common Stock will be duly authorized, validly issued, fully paid and non-assessable, and the Rights will be valid and binding obligations of the Company and will be entitled to the benefits of the Rights Agreement.

      2. When and to the extent (a) the Board of Directors has taken all necessary corporate action to establish the voting powers, designations, preferences, limitations, restrictions and relative rights of any class or series of Preferred Stock (the "Authorized Preferred Stock"), and a certificate of designation setting forth such corporate action (the "Certificate of Designation") has been authorized and approved by the Board of Directors, duly signed by an officer of the Company and duly and properly filed in the office of the Nevada Secretary of State, (b) the Board of Directors has taken all necessary corporate action to authorize and approve the issuance and sale of any shares of Authorized Preferred Stock, including, without limitation, shares of Authorized Preferred Stock issuable upon the due and proper exchange or

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conversion,  as applicable,  of any Debt  Securities  that are  exchangeable  or convertible into Preferred Stock, shares of Preferred Stock issuable pursuant to the terms of the Rights Agreement, shares of Preferred Stock issuable pursuant to any Purchase Agreements, and Preferred Stock Warrant Shares issuable upon the due and proper exercise of Warrants pursuant to any Warrant Agreements that are exercisable for Preferred Stock (collectively, the "Offered Preferred Stock"),
(c) those certain stock certificates of the Company representing the shares of Offered Preferred Stock have been manually signed by an authorized officer of the Company or authorized transfer agent and registrar for the Offered Preferred Shares, and have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the subscribers for or purchasers of such Offered Preferred Shares, and (d) the Company has received payment in full, including, without limitation, by exchange or by payment of all conversion or exercise prices or pursuant to any deferred payments arrangements, of such consideration for each share of Offered Preferred Stock as has been

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prescribed by the  Certificate of Designation,  or by any Purchase  Agreement or
Warrant Agreement, or as otherwise fixed by the Board of Directors, such shares of Offered Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

      3. Assuming that the applicable Warrant Agreements are governed by Nevada law, when and to the extent (a) the Board of Directors has taken all necessary corporate action to authorize and approve the issuance of the Warrants pursuant to such Warrant Agreements, (b) the Warrants have been validly issued, executed and delivered to the warrant holders, and (c) the Company has received payment in full, including, without limitation, pursuant to any deferred payment arrangements, of such consideration for the Warrants as has been prescribed by the Warrant Agreements, the Warrants will be duly authorized and validly issued.


      We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters." We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

                                    Very truly yours,

                                    SCHRECK BRIGNONE

                                    /s/ Schreck Brignone